Exhibit 5

[The PNC Financial Services Group, Inc. Letterhead]

January 15, 2010

Board of Directors

The PNC Financial Services Group, Inc.

PNC Funding Corp

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

This opinion is issued in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of The PNC Financial Services Group, Inc. (the “Corporation”) and PNC Funding Corp (“PNC Funding”) to be filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) unsecured debt securities of PNC Funding (“Debt Securities”), guaranteed by the Corporation (the “Guarantees”); (ii) warrants of PNC Funding to purchase Debt Securities (“Debt Warrants”); (iii) shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”); (iv) shares of the Corporation’s preferred stock, par value $1.00 per share (“Preferred Stock”); (v) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer fractional interests in shares of Preferred Stock; (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or securities of a third party (“Purchase Contracts”); (vii) units comprising a combination of any other securities registered under the Registration Statement (“Units”); and (viii) warrants of the Corporation to purchase Common Stock, Preferred Stock and Depositary Shares (“Equity Warrants” and together with the Debt Warrants, the “Warrants”) with an unspecified proposed maximum offering price (as permitted under the Securities Act) for such Debt Securities and related Guarantees, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units, and Warrants (collectively “Securities”), plus (a) an indeterminate number of shares of Common Stock, Preferred Stock, Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants registered thereunder and (b) an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as applicable, issuable upon the settlement of the Purchase Contracts registered thereunder. The Common Stock, the Preferred Stock and the Depositary Shares are collectively referred to as the “Registered Equity Securities.” The Prospectus contained in the Registration Statement is referred to as the “Base Prospectus.” The term “Total Prospectus” refers to the Base Prospectus and the applicable term sheet, free writing prospectus, prospectus supplement and/or Securities Exchange Act reports referenced in a prospectus supplement with respect to a particular offering of Debt Securities, Purchase Contracts, Units, Registered Equity Securities or Warrants.

As Senior Counsel to the Corporation, I have examined (1) the Articles of Incorporation and By-Laws, each as amended to date, of the Corporation; (2) the Articles of Incorporation and By-Laws, each as amended to date, of PNC Funding; (3) the Indenture dated as of December 1, 1991, as amended and supplemented by the Supplemental Indenture dated as of February 15, 1993 filed as Exhibits 4.7 and Exhibit 4.8, respectively, of the Registration Statement on Form S-3 filed August 29, 1997 (Registration No. 333-34709), as further amended and supplemented by a Second Supplemental Indenture dated February 15, 2000 filed as Exhibit 4.8 of the Registration Statement on Form S-3 filed June 30, 2005 (Registration No. 333-126294), as further amended by a Third Supplemental Indenture dated as of December 19, 2008 and a Fourth Supplemental Indenture dated as of December 19, 2008 (filed as Exhibits 4.1 and 4.2, respectively, of the Form 8-K filed on December 23, 2008 and as further amended by a Fifth Supplemental Indenture dated as of March 31, 2009 filed as Exhibit 4.1 of the Form 8-K filed on April 3, 2009 and the Indenture dated as of June 30, 2005 filed as Exhibit 4.11 of the Registration Statement on Form S-3 filed June 30, 2005 (Registration No. 333-126294) (each an “Indenture” and collectively, the “Indentures”), pursuant to which the Debt Securities and related Guarantees will be issued; (4) the Registration Statement, including the Base Prospectus and the Exhibits being filed with it and as of this date incorporated therein by reference; (5) the resolutions adopted by the Corporation’s Board of Directors at a meeting duly held on November 19, 2009 and (6) the Unanimous Written Consent of the Board of Directors of PNC Funding dated as of January 11, 2010. I have also examined such records, certificates and other documents relating to the Corporation and PNC Funding that I have considered necessary or appropriate for the purposes of this opinion.

In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to the originals of all documents submitted to me as certified, telecopied, or reproduced copies and the authenticity of all originals of such documents.

I am admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to express any opinion on any laws other than laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today’s date and is limited to statutes, regulations and judicial interpretations in force as of today’s date. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the foregoing be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that I have examined in connection with this opinion hereafter be changed.

With respect to any Common Stock held as treasury shares that may be sold, my opinion is also subject to the condition that such shares had been validly issued before they were reacquired by the Corporation and became treasury shares. With respect to my opinion relating to Depositary Shares, I have assumed that a Deposit Agreement has been duly authorized, executed and delivered by the Corporation and the applicable depositary, and that the depositary receipts have been duly countersigned by a registrar and the applicable depositary in accordance with the Deposit Agreement. With respect to each of the Common Stock and Preferred Stock, I have assumed that certificates evidencing such Registered Equity Securities have been duly countersigned by the applicable registrar and transfer agent. With respect to my opinion relating to any Warrant, I have assumed that any Warrant Agreement pursuant to which the Warrants are issued has been duly authorized, executed and delivered by the Corporation and/or PNC Funding, as the case may be, and the applicable warrant agent, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a material default under or material breach of any agreement or instrument binding upon the Corporation or PNC Funding and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation or PNC Funding, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement.

With respect to my opinion relating to any Purchase Contract, I have assumed that any Purchase Contract has been duly authorized, executed and delivered by the Corporation, and the

Purchase Contract and the terms of its issuance and sale have been duly established so as not to violate any applicable law or result in a material default under or material breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the Purchase Contract has been duly executed and countersigned in accordance with its terms.

With respect to my opinion relating to any Unit, I have assumed that any unit agreement pursuant to which the Units are issued has been duly authorized, executed and delivered by the Corporation, and the terms of the Units and of their issuance and sale have been duly established in conformity with the unit agreement so as not to violate any applicable law or result in a material default under or material breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the Units have been duly executed and countersigned in accordance with the unit agreement.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

(1)	When appropriate corporate action is taken with respect to Registered Equity Securities being issued and sold, and the Registered Equity Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Registered Equity Securities will be validly issued, fully paid and nonassessable. To the extent such Registered Equity Securities are shares of Preferred Stock that are convertible into Common Stock, when such shares are converted pursuant to and in accordance with the terms of the Preferred Stock, the resulting shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)	When appropriate corporate action is taken with respect to the Debt Securities and related Guarantees being issued and sold, and the Debt Securities and related Guarantees are authenticated and issued pursuant to and in accordance with the terms and conditions set forth in the applicable Indenture and delivered and sold as set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Debt Securities and Guarantees will constitute valid and legally binding obligations of PNC Funding and the Corporation, respectively, except as enforceability is limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally or general equitable principles, whether considered in a proceeding in equity or at law.

(3)	When appropriate corporate action is taken with respect to the Warrants being issued and sold, and the Warrants are issued pursuant to and in accordance with the terms and conditions set forth in the Warrant Agreement and sold as set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Warrants will constitute valid and legally binding obligations of PNC Funding and the Corporation, as the case may be, except as enforceability is limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally or general equitable principles, whether considered in a proceeding in equity or at law.

(4)

When appropriate corporate action is taken with respect to the Purchase Contracts and Units being issued and sold, and the Purchase Contracts and Units are issued pursuant to and in accordance with the terms and conditions set forth in the Registration Statement and the Total

Prospectus, with payment having been made therefor, and any related pledge agreement has been duly authorized, executed and delivered to the parties thereto, the Purchase Contracts and Units will constitute valid and legally binding obligations of the Corporation, except as enforceability is limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally or general equitable principles, whether considered in a proceeding in equity or at law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ George P. Long, III

George P. Long, III

Senior Counsel and Corporate Secretary